The People's Government of Zichang County

                               Zichang Government Document Issuance NO: (2000)3


              THE PEOPLE'S GOVERNMENT OF ZICHANG COUNTY'S LETTER OF
               INVITING WUHAN PENGLIGN GROUP, AUSTRALIA SYNTEK AND
            AMERICA ASHI TO INVESTIGATE AND EXPLOIT OIL RESOURCES IN
                                 ZICHANG COUNTY.


Wuhan Pengling Group, Australia SYNTEK and America ASHI,

At the time of Overall Implementation of the grand western China development strategy and in order to turn our resources advantages into economic advantages, This County warmly welcome investors from home and abroad to invest and exploit oil resources.

                       The People's Government of Zichang County (Official Seal)
                                  May 25, 2000

Office of the People's Government of Zichang County
Issued and printed on May 25, 2000


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                                   MEMORANDUM

              Between Wuhan Pengling Group Co., Ltd. And Australia
                            SYNTEX International Ltd.


                                  May 29, 2000

Invited by MR. Cheng Chunlin, president of Wuhan Pengling Group, representative delegation (Mr. Derek Satterthwaite, Mr. David Hannon and Mr. Steven Liu) of Australia SYNTEX Company led by Mr. Alan Doyle Chairman of the board of ASHI visits China Wuhan on May 28, 2000, and received warmly by leaders from Wuhan Municipal People's Government, Wuhan Municipal Foreign Investment Office, banking peoples, news media.

Representative delegation of SYNTEX Company has made a friendly and cooperative discussion with on cooperative development on oil and cooperation in extensive fields with the following points:

Chinese representatives:
Mr. Cheng Chunlin, president of Wuhan Pengling Group
Mr. Zhang Fusheng, consultant of Wuhan Pengling Group
Mr. Hou Fei, general manager of Qinghan Drilling Exploitation Company, a solely-
    owned subsidiary of Pengling Group
Mr. Wang Jinchun, vice General manager of Qinghan Drilling Exploitation Company, a solely-owned subsidiary of Pengling Group
Mr. Zhu Zhiyang, office director of Wuhan Pengling Group
Mr. Wang Hao,  office director of  Foreign  Investment Office  of  the  People's
     Government of Wuhan municipality

Mr. Ding Daiming, business director of Foreign Investment Office of The People's
     Government of Wuhan municipality
Foreign representatives:
Mr. Alan Doyle, chairman of the board of ASHI
Mr. David Hannon, executive director of Doyle Capital Partners Pty Ltd.
Mr. Derek Satterthwaite, consultant of ASHI
Mr. Steven Liu, consultant of ASHI

1. Mr. Cheng Chunlin, president of Wuhan Pengling Group introduces the general situation of Pengling Group. Besides the oil exploitation, Pengling group also provides cooperative projects such as: Hubei Yangxin Copper Mine Development, Waterproof and heat-resistent building materials production, Fruitlike Extra-sweet Corn Plantation, and is willing to cooperate in more extensive fields, for which australia delegation shows great interest.

2. Mr. Hou Fei, General manager of Qinghan Drilling Exploitation Company, a solely-owned subsidiary of Pengling Group, briefs on situation of Shanxi Qinhan Drilling Exploitation Company and answers Australian friends' questions concerning oil field production technology, management and operation, and raises an initial cooperation plan for two sides: cooperate with Australia Company


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based on  joint-venture  of total assets of Pengling Group Qinghan  drilling and
Exploitation Company including the ten oil production wells and the forty wells with exploitation licenses.

3. Australia representatives initially agrees with the initial cooperation plan put forward by Pengling Group, raises the question whether it is necessary to set up a joint-venture between the two sides. At present it shall exploit oil in shanxi Province. Australian guests also hope Pengling can acquire exploitation right to establish 250 more oil wells, and they are able to funding more money.

4. both parties agree that ASHI Company invest and develop the forty unexploited oil wells owned by Penglin Group in Shanxi Province and Australian partner owns 80 percent of the total share and be in charge of its management and operation.

5. Both parties agree that the ten production wells of Penglin Group will be brought into scope of cooperation by purchase or increasing Pengling's share.

6. Both parties agree that this cooperation project corresponding to the Western China Grand Development Strategy shall gain China's government's encouragement and support.

7. Both parties feel pleased with the discussion result and speed up the preparation work for further step.

8. Pengling Group will accompany Australian representatives to Zichang County to make a spot investigation.

9. In the very near future Australia partner will send technological stuff to Zichang County to make a technological investigation.

10. After the technological investigation, both parties will make another business discussion and sign a formal cooperation agreement.


President of Pengling Group                          Chairman of ASHI
Mr. Cheng Chunlin's Signature:                       Mr. Alan Doyle's Signature:
/s/ Cheng Chunlin [signed in Chinese characters]     /s/ Alan Doyle


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